EXHIBIT 99.1
Hayes Lemmerz Reports 2005 Fiscal Year End Results
in Line with Prior Guidance; Adequate Liquidity Maintained
Northville, MI (April 11, 2006) — Hayes Lemmerz International, Inc. (Nasdaq: HAYZ) today reported financial results for its fiscal year ended January 31, 2006. The results were in line with guidance the Company provided to investors in December 2005, when it released fiscal third quarter results.
For the fiscal year, the automotive wheels and components maker reported sales of $2.28 billion, up 6.6% from sales of $2.14 billion in the prior fiscal year. Loss from operations, excluding one-time impairment charges, for fiscal 2005 was $14.9 million, compared to earnings from operations, excluding one-time impairment charges, of $22.0 million a year earlier.
Adjusted EBITDA for fiscal 2005 was $185.4 million, down from $223.9 million a year earlier. Capital expenditures for the fiscal year were $123.5 million, down from $156.2 million a year earlier.
The Company reported a net loss of $461.9 million for fiscal 2005, compared to a net loss of $62.3 million for fiscal 2004. The Company also reported non-cash charges of approximately $185.5 million for the impairment of goodwill and $195.0 million for the impairment of other long-lived assets. Excluding the one-time impairment charges, the net loss was $81.4 million compared to a $60.1 million net loss a year earlier.
“During this very challenging business environment we remain focused on implementing our strategic plan, which emphasizes streamlining and improving our business in higher-cost regions, investing in process and product innovations like our new FlexTM wheel, and expanding capacity in low-cost countries close to our broad international customer base,” said Curtis Clawson, President, CEO and Chairman of the Board of Hayes Lemmerz.
In accordance with these initiatives, the Company has combined its North American Wheel and International Wheel business units, creating a Global Wheel Group, and has consolidated its Suspension Components business unit and its Automotive Brake and Powertrain Components business unit, creating an Automotive Components Group. The Company will also close its Huntington, Indiana, aluminum wheel plant in 2006 and reduce employee wage and benefit costs, primarily for its U.S. locations. The Company estimates annual savings from these actions will total approximately $35 million.

“Our dependence on the North American automotive market continues to decrease, with approximately 54% of our sales now being generated outside of North America. This past year, we completed important strategic expansions in plants located in the Czech Republic, Brazil, Mexico, Turkey and Thailand. We believe that these expansion efforts position us well for future growth,” said Mr. Clawson.
“We have a strong market position and enjoy customer relationships with every major auto manufacturer. We secured over $325 million in new and carry over business during fiscal 2005. We are winning internationally with Japanese and Korean OEM’s, and we continue to secure business with Japanese customers in North America,” Mr. Clawson said.
“Our steel wheel business is number one globally, and our international aluminum wheel business is growing rapidly — up 11% in unit volume in 2005,” he said. “The U.S. market for aluminum wheels is showing strong demand for large specialty wheels, but flat demand and overcapacity for small wheels,” Mr. Clawson said. In response to these conditions, the Company has reduced capacity in the U.S. for small wheel production and expanded production of large specialty wheels at its Gainesville, Georgia plant.
The Company maintained liquidity at year end of $124 million through the sale of non-core assets, reducing capital expenditures, reducing inventory and the completion of an accounts receivable financing program in Germany. The Company also recently announced that that it has amended its $625 million senior secured credit facility. Among other changes, the amendment favorably modifies certain financial covenants and provides the Company with additional financial flexibility to execute its strategy of product leadership and growth in select geographic regions.
In 2006, the Company will continue its focus on improving free cash flow and reducing capital expenditures, which are targeted at less than $100 million. The Company expects sales for 2006 to be approximately $2 billion, primarily due to reductions in North American volumes. The Company expects adjusted EBITDA and free cash flow to improve in 2006 versus 2005.
Use of Non-GAAP Financial Information
EBITDA, a measure used by management to measure operating performance, is defined as earnings from operations plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude asset impairment losses and other restructuring charges, reorganization items and other items. Management references these non-GAAP financial measures frequently in its decision making because they provide supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Institutional investors generally look to Adjusted EBITDA in measuring performance, among other things. The Company uses Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. In addition, incentive compensation for management is based on Adjusted EBITDA. Free cash flow is defined as cash from operating activities minus capital expenditures plus cash from discontinued operations and the sale of assets.

Conference Call
Hayes Lemmerz will host a telephone conference call to discuss the Company’s fiscal year 2005 financial results today, Tuesday, April 11, 2006, at 10:00 a.m. (ET). To participate by phone, please dial (888) 295-5935 from the United States and Canada or (706) 643-7483 from outside the United States, 10 minutes prior to the call. Callers should ask to be connected to Hayes Lemmerz earnings conference call, Conference ID#6701974.
The conference call will be accompanied by a slide presentation, which can be accessed through the Company’s web site, in the Investor Kit presentations section at http://www.hayes-lemmerz.com/investor_kit/html/presentations.html. A replay of the call will be available from 11:30 a.m. (ET), April 11, 2006 until 11:59 p.m. (ET), April 18, 2006, by calling (800) 642-1687 (within the United States and Canada) or (706) 645-9291 (for international calls). Please refer to Conference ID#6701974. An audio replay of the call is expected to be available on the Company’s website beginning Thursday, April 13, 2006.
Forward-Looking Statements
This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors set forth in our Annual Report on Form 10-K and other periodic reports filed with the SEC. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.
About Hayes Lemmerz International, Inc.
Hayes Lemmerz International, Inc. is a world leading global supplier of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components. The Company has 35 facilities and approximately 10,000 employees worldwide.
Contact: Marika P. Diamond, Hayes Lemmerz International, Inc., 734.737.5162

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts)
Unaudited

	Twelve Months Ended	Twelve Months Ended
	January 31, 2006	January 31, 2005

Net sales	$2,277.2	$2,137.0
Cost of goods sold	2,103.0	1,946.5

Gross profit	174.2	190.5

Marketing, general and administrative	164.2	156.4
Amortization of intangible assets	17.3	13.8
Asset impairments and other restructuring charges	203.3	9.2
Goodwill impairment	185.5	—
Other (income) expense, net	(0.7)	(8.7)

Earnings from operations	(395.4)	19.8

Interest expense, net	65.9	43.6
Other non-operating (income) expense	0.8	1.7
Loss on early extinguishment of debt	—	12.2

Loss before taxes on income, minority interest, cumulative effect of change in accounting principle and extraordinary gain	(462.1)	(37.7)

Income tax expense	3.2	18.7

Loss before minority interest, cumulative effect of change in accounting principle and extraordinary gain	(465.3)	(56.4)

Minority interest	7.2	9.1

Loss before cumulative effect of change in accounting principle and extraordinary gain	(472.5)	(65.5)
Discontinued operations:

Income (loss) from discontinued operations, net of tax of $1.5	2.0	0.6
Gain of sale of discontinued operations, net of tax of $3.8	8.6	—

Gain from discontinued operations, net of tax	10.6	0.6

Cumulative effect of change in accounting principle, net of tax $0.0 and 0.8, respectively	—	2.6

Net loss	$(461.9)	$(62.3)

Basic and diluted:
Loss from continuing operations before cumulative effect of change in accounting principle and extraordinary gain	$(12.47)	$(1.75)
Income (loss) from discontinued operations, net of tax of $1.5	0.05	0.02
Gain on sale of discontinued operations, net of tax of $3.8	0.23	—
Cumulative effect of change in accounting principle, net of tax	—	0.07

Net (loss) income	$(12.19)	$(1.66)

Weighted average shares outstanding (in millions)	37.9	37.6

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
Unaudited

	Actual	Actual
	January 31, 2006	January 31, 2005
ASSETS

Total current assets	602.5	613.0

Property, and plant equipment, net	758.1	971.1
Other long term assets	438.6	706.1

Total assets	$1,799.2	$2,290.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	412.5	405.8

Long-term debt, net of current portion	684.3	631.1
Other long term liabilities	476.3	506.5
Series A Warrants and Series B Warrants	—	0.5
Redeemable preferred stock of subsidiary	12.1	11.3
Minority interest	35.1	33.7
Stockholders’ equity	178.9	701.3

Total liabilities and stockholders’ equity	$1,799.2	$2,290.2